Exhibit 99.1

Agreement and General Release

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is effective as of the 15th day of December 2006 between Paul Camara (“Executive”) and Monster Worldwide, Inc., a Delaware corporation formerly known as TMP Worldwide Inc. (the “Company”).

The purpose of this Agreement is to set forth the terms and conditions under which Executive and the Company will terminate their employment relationship.

In consideration of the mutual promises of the parties made below, the parties agree as follows:

1.     Separation.  Executive’s separation from the Company and each of its Affiliates (as defined below) is effective at 5:00 p.m. on December 15, 2006 (the “Separation Date”) and as of such date and time Executive hereby resigns each and every position as employee, officer and/or director of the Company and each of its Affiliates.

2.     Payments.  The Company and Executive agree that the following payments shall be or have been made and benefits shall be or have been provided to Executive by the Company:

(a)                                  Regular payroll checks through December 15, 2006, any accrued vacation and/or PTO days and all employee welfare benefits regularly provided which have accrued through such date; and

Any and all payments and benefits described in this Paragraph 2 shall be reduced by applicable withholding taxes, normal payroll deductions and amounts required by law to be withheld. The parties acknowledge that the payments and benefits described in this Paragraph 2, as well as Executive’s vested rights, if any, under (i) the Company’s 401(k) plan, (ii) executed Option Agreements and (iii) executed Stock Bonus Agreements, if any, constitute compensation and rights to which Executive would be entitled whether or not Executive entered into this Agreement.

3.     Additional Consideration.  In consideration of Executive’s execution and delivery of this Agreement and subject to Executive’s compliance with Executive’s obligations hereunder, the Company agrees after Executive’s employment is terminated to pay Executive severance equaling his annual salary of $500,000 through December 31, 2007 in bi-weekly installments (pro-rated for periods of less than a full bi-weekly period), without interest, with the first installment payable on the date which is two weeks after the date that the revocation period described herein without Executive having exercised the right of revocation described herein.

                In addition, (a) through the date which is twenty-one (21) months after the last day of your employment, have the Company make available to you (and/or pay COBRA premiums on) medical and dental benefits on the same terms and conditions (including without limitation premium contribution terms) as would have been made available to you had you remained employed by the Company during such period, and (b) after the expiration of this twenty-one month period and for so long as you shall live, have the Company provide you with (or reimburse you for the premiums on) medical and dental benefits substantially similar

(including without limitation substantially similar premium contribution terms) to those that would have been available to you had you remained employed by the Company during such period, it being understood however that from and after the date you became eligible for Medicare coverage the medical and dental benefits called for by this clause (b) shall be supplemental benefits.

In addition, your previous stock option agreements shall be deemed fully accelerated and you shall remain fully exercisable for the balance of their respective ten year terms subject to the requirements of the federal securities laws.

Any and all consideration described in this Paragraph 3 shall constitute consideration for Executive’s execution of this Agreement and such consideration shall be reduced by applicable withholding taxes, payroll deductions and amounts required by law to be withheld.  Executive acknowledges that the consideration described in this Paragraph 3 constitutes consideration to which Executive was not previously entitled in the absence of this Agreement, whether by Company policy, written agreement or otherwise. Notwithstanding anything in this Agreement to the contrary, including but not limited to the provisions of the first sentence of this Paragraph 3, the Company may accelerate the timing of any payment payable to Executive under this Agreement in the event the Company determines in its sole discretion that such acceleration could minimize or eliminate the risk that any payment to Executive hereunder would be deemed to violate Section 409A of the Internal Revenue Code, as it may be amended from time to time.

4.     As a further inducement for Executive to sign this Agreement, with respect  only to payments made under this Agreement, Executive shall continue to benefit from all provisions of paragraph seven (7) of the employment agreement dated September 28, 2005.

5.     General Release.  In consideration of the obligations of the Company in Paragraph 3 above and as a material inducement to the Company to enter into this Agreement, Executive, on behalf of Executive, Executive’s heirs, estate, executors, administrators, successors and assigns, does hereby irrevocably and unconditionally release, acquit and forever discharge each of the Releasees (as defined below) from any and all actions, causes of action, suits, debts, administrative or agency charges, dues, sums of money, compensation, pay, bonuses, claims, complaints, liabilities, obligations, agreements, promises, damages, demands, judgments, costs, losses, expenses and legal fees and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, which Executive or Executive’s heirs, estate, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have against each or any of the Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including but not limited to any and all rights and claims under federal, state or local laws, regulations or requirements, rights under an employment agreement dated September 28, 2005, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Equal Pay Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the laws of the State of New York and all localities therein and all rights and claims relating to defamation, discrimination (on the basis of sex, race, color, national origin, religion, age, disability, medical condition or otherwise), hostile work environment, workers’ compensation, fraud, misrepresentation, breach of contract, retaliation, intentional or negligent infliction of emotional distress, breach of any covenant of good faith and fair dealing, negligence, wrongful termination, wrongful employment practices or any and all other claims relating to Executive’s employment with, or separation of employment from, the Company, any and all other rights and claims arising under any federal, state or local law, statute, regulation or case law, any employment agreements, any offer letters, any bonus agreements, any compensation memos, any compensation guarantee agreements, any stockholder agreements and, except as provided herein, any and all rights and claims to options, restricted stock units, common stock or other equity interests in the Company or any of its Affiliates.  As used in this Agreement, the term “Releasees” is a collective reference to the Company and its present, former and future stockholders, subsidiaries, Affiliates, successors, predecessors, assigns, employee benefit plans and employee pension plans, and each of their respective directors, officers, employees, trustees, representatives, insurers and agents, each in their official and individual capacities.

As used in this Agreement, the term “Affiliates” is a reference to all affiliates of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended. Notwithstanding anything in this Paragraph 4 to the contrary, nothing in this Paragraph 4 shall be deemed to be a release of (i) Executive’s vested rights, if any, under the Company’s 401(k) plan; (ii) Executive’s rights under this Agreement; (iii) Executive’s rights under any executed stock option agreement and (iv) Executive’s rights under his executed Stock Bonus Agreement(s).

Moreover, nothing herein releases the Company of any obligation to indemnify Executive pursuant to a contractual commitment, statute, common law or otherwise.

Nothing in this Agreement shall in any way whatsoever affect or constitute a waiver of any claims, known or unknown, that the Company shall or may have against Executive by reason of any matter, cause or thing whatsoever, including but not limited to recouping any damages caused by or payments or grants previously made to the Executive.

6.             Records, Documents, and Property.  Executive represents that Executive has returned to the Company all of the records, correspondence, electronic and magnetic storage media, documents, reports, files and all other property, including keys, of the Company or any of its Affiliates, prior to or contemporaneously with Executive’s execution and delivery of this Agreement. Executive agrees not to retain any copies, duplicates or excerpts of any of the aforementioned documents or items. Executive shall however be allowed to permanently keep his desktop computer at his office and his laptop after both are purged of any company data.

7.             Review Period; Revocation.  Executive acknowledges that Executive has been given a period of 21 days, not including the date of receipt, in which to consider and sign this Agreement. In addition, Executive may revoke this Agreement within 7 calendar days of signing.  The Agreement will not be effective or enforceable until such 7 calendar day period has expired without revocation. To be effective, any revocation must be in writing and delivered to the Monster Worldwide, Inc. at 622 Third Avenue, 39th Floor, New York, NY 10017 to the attention of Evan Kornrich either by hand or by mail within the 7 calendar day period. If sent by mail, the revocation must be (1) postmarked within the 7 calendar day period, (2) properly addressed to the Company; and (3) sent by certified mail, return receipt requested.  After the 7 calendar day revocation period has passed, this Agreement shall be irrevocable.  Without in any way limiting the effect of revocation by Executive, in the event that Executive revokes this Agreement, any amount paid to or for the benefit of Executive under the provisions of Paragraph 3 above shall promptly be returned to the Company.

8.     Confidentiality; Non-disparagement. Executive agrees to treat the terms and existence of this Agreement as absolutely confidential, and not to disclose the terms or existence hereof to anyone except Executive’s attorney, accountant, tax advisor, immediate family, or except as may be required by law or agreed to in writing by the Company, provided that Executive will cause each of such individuals and entities to keep such terms confidential. In the event disclosure of any such information is required or purportedly required by law, Executive will provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order. Executive agrees not to disparage or defame the Company or any of the other Releasees or to make any statements concerning any of the foregoing intended to or which may reasonably be deemed to harm the business interests of, or to facilitate the pursuit of any claims against, the Company or its Affiliates. Executive recognizes and agrees that this provision was a significant inducement for the Company to enter into this Agreement. In the event of a breach by Executive of any of the material terms of this Agreement, including but not limited to this Paragraph 7, and without in any way limiting the Company’s remedies for any such breach, Executive will automatically forfeit any outstanding payments due under Paragraph 3 above. Executive further agrees to indemnify and hold the Releasees harmless from and against any and all losses, liabilities, damages and expenses (including but not limited to reasonable attorneys’ fees) any Releasee may suffer or incur arising out of or in connection with any breach of a representation or agreement of Executive hereunder.

9.     Restrictive Covenants.  As a material inducement to the Company to enter into this Agreement, Executive acknowledges and affirms that Executive will strictly abide by each and every non-solicitation, confidentiality, non-competition, nonraid and/or similar obligation which Executive may have with respect to the Company and/or its Affiliates, whether by agreement, fiduciary obligation or otherwise, including but not limited to those set forth in any Option Agreements.

10.   Non-admission.  Nothing in this Agreement is intended to be, nor will be deemed to be, an admission by the Company or any Releasee (i) that it has violated any state or federal law, rule, regulation, principle of common law or other obligation, (ii) that it has engaged in any wrongdoing, or (iii) that Executive would be entitled to any of the consideration described in Paragraph 3 above in the absence of this Agreement.

11.   Cooperation. Executive agrees to provide reasonable assistance to the Company relating to the orderly transition of Executive’s duties and responsibilities from time to time as reasonably requested by the Company. In addition, the Company may from time to time request Executive’s reasonable assistance in connection with pending or threatened litigation or claims concerning matters about which Executive may have actual or imputed knowledge. It is understood that such assistance may include, without limitation, Executive’s providing and compiling information, participating in discussions and/or interviews, participating in depositions requested by plaintiffs, defendants or others and testifying as a witness.  Executive agrees to provide any and all such reasonable assistance to the Company and its advisors upon request for no additional consideration, provided, however, that the Company shall pay on Executive’s behalf or reimburse Executive upon presentation of invoices therefore Executive’s reasonable out-of-pocket costs relating thereto.

Moreover, Executive understands and agrees that the payment obligations herein are expressly subject to: 1) the Executive having fully, honestly and properly discharged all duties as an Executive to the Company and 2) the Executive’s continued complete cooperation with the

Special Committee of the Board of Directors formed to investigate stock option related matters, as well as cooperation with any other Committee of the Board of Directors that may be formed, including, but not limited to, any Special Litigation Committee formed to investigate the allegations raised in the derivative actions brought on behalf of the Company currently pending in the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York.  Such cooperation includes, but not limited to appearing before the Special Committee and/or any other Committees, if requested, answering any questions from the Committee(s) in a truthful manner, and providing any relevant information or documents to any Company representative.

12.   Certain Understandings.  Executive acknowledges and agrees that Executive’s employment with the Company and its Affiliates ceases as of the Separation Date and that Executive has no right to be reemployed by the Company or any of its Affiliates. Executive represents that Executive has not filed any complaints or charges or lawsuits against the Company or any other Releasee with any governmental agency or court or otherwise, nor directly or indirectly assisted any other person or entity in connection with any proposed filing of any complaints or charges or lawsuits against the Company or any other Releasee and, subject to the next sentence, that Executive will not do so hereafter. Any disputes arising out of or in connection with this Agreement or relating to any other rights expressly retained by Executive pursuant to the terms of this Agreement shall be submitted to arbitration in accordance with the applicable provisions of the Option Agreements. Executive and the Company each represents to the other that neither has relied on any representation or statement of the other or any other Releasee which is not set forth in this Agreement.

13.   General.  This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and terminates, supersedes and preempts any previous oral or written arrangements or understandings relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the State of New York, without regard to its conflict of laws rules, (iv) may not be amended, terminated, extended or waived orally, and (v) may not be assigned, in whole or in part, by Executive. Paragraph headings are for convenience only and do not affect the meaning of any provisions of this Agreement. If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall remain in effect.

14.   VOLUNTARY AND KNOWING ACTION.  EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ALL OF ITS TERMS, AND IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITH THE FULL INTENT OF, AMONG OTHER THINGS, RELEASING THE COMPANY AND CERTAIN OTHER PARTIES OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

Dated: December 20, 2006	/s/ Paul Camara
Paul Camara

Dated: December 20, 2006	/s/ Evan Kornrich
Monster Worldwide, Inc.

Name: Evan Kornrich
Title: Vice-President, Litigation & Labor